Exhibit 99.11

CONSENT

TO:	Autorité des marchés financiers, as Principal Regulator

AND TO:

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities, Prince Edward Island

Office of the Superintendent of Securities, Service Newfoundland and Labrador

(collectively with the principal regulator, the “CSA regulators”)

RE:	Consent to Issuance of Management Cease Trade Order

I, William A. Ackman, hereby confirm as follows:

1.	I am a director of Valeant Pharmaceuticals International, Inc. (the “Issuer”).

2.	The Issuer is a corporation existing under the laws of British Columbia, with its head office in Laval, Quebec.

3.	The Issuer is a reporting issuer in all provinces of Canada. The Issuer’s principal Canadian regulator, as determined in accordance with Part 3 of National Policy 11-203 – Process for Exemptive Relief Applications in Multiple Jurisdictions, is the Autorité des marchés financiers.

4.	The Issuer is not a “venture issuer” as defined in National Instrument 51-102 - Continuous Disclosure Obligations. The Issuer has a financial year ending December 31.

5.	On March 30, 2016, the Issuer will be required to file: (a) its audited annual financial statements for the year ended December 31, 2015 (the “Financials”) as required by Part 4 of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”); (b) its management’s discussion and analysis relating to the Financials as required by Part 5 of NI 51-102; (c) the CEO and CFO certificates relating to the Financials as required by National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings; and (d) its 2015 Form 10-K as required by Part 6 of NI 51-102 (collectively, the “Required Filings”).

6.	The Issuer has determined that it will not be able to make the Required Filings by March 30, 2016. The Issuer wishes to apply to the CSA regulators for a management cease trade order (an “MCTO”) as an alternative to a general cease trade order in accordance with National Policy 12-203 – Cease Trade Orders for Continuous Disclosure Defaults (“NP 12- 203”).

7.	I am providing this consent in support of the Issuer’s application for an MCTO in accordance with Part 4 of NP 12-203.

8.	I hereby consent to the issuance of an MCTO against me by the Issuer’s principal regulator under the applicable statutory authority listed in Appendix A to NP 12-203.

9.	Specifically, I understand that the MCTO will prohibit me from trading in or acquiring securities of the Issuer, directly or indirectly, until two full business days following the receipt by the principal regulator of all filings the Issuer is required to make under the securities legislation of the principal regulator or until further order of the principal regulator.

10.	I hereby further consent to the issuance of any substantially similar MCTO that another CSA regulator may consider necessary to issue by reason of the defaults described above.

11.	I hereby waive any requirement of a hearing, as may be provided for under the applicable statutory authority listed in Appendix A to NP 12-203, and any corresponding notice of hearing, in respect of the issuance of the MCTO.

12.	I hereby undertake not to trade or acquire securities of the Issuer, directly or indirectly, until two full business days following the receipt by the principal regulator of all filings the Issuer is required to make under the securities legislation of the principal regulator or until further order of the principal regulator.

13.	For greater certainty, neither the undertaking nor the MCTO will prohibit Pershing Square L.P., Pershing Square II, L.P., Pershing Square International, Ltd. or Pershing Square Holdings, Ltd. from trading in or acquiring securities of the Issuer except for my own personal account.

DATED this 24th day of March, 2016

[Signature Page Follows]

/s/ William A. Ackman
Name: William A. Ackman Title: Director